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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 22, 2005


                              ARMOR ELECTRIC, INC.
                              --------------------
               (Exact name of registrant as specified in charter)


           Florida                     000-32249                65-0853784
 (State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


              201 Lomas Santa Fe, Suite #420, Solana Beach,CA 92075
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code
                                 (858) 720-0123

                      ------------------------------------
         (Former name, or former address, if changed since last report)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On or about February 22, 2005, Armor Electric, Inc., a Florida corporation (the "Company"), and various purchasers (the "Purchasers") began a private placement transaction pursuant to section 4(2) of the SECURITIES ACT, of 1933, as amended ("Securities Act") and Rule 506 thereof, and an offering under Regulation S pursuant to rules 901 to 905 of the Securities Act.

Through the Regulation D Private Placement, the Company sold a total of 4,050,000 units to the Purchasers. Each unit consists of one common share and one share purchase warrant. Each unit sold for $0.10 each and each warrant can be exercised to purchase one common share at an exercise price of $0.15 and has an expiry date of February 22, 2012. Each purchaser in the Private Placement executed three agreements with the Company: a Purchase Agreement, a Registration Rights Agreement and a Warrant Agreement (the "Agreements").

The total offering price for the securities sold in the Regulation D Private Placement was $405,000. The aggregate offering price, which includes the offering price of all securities offered, including warrants, was $1,012,500.

In the Purchase Agreement, the Company also agreed to issue a warrant to Granite Financial Group, Inc. ("Granite") that will entitle Granite to acquire up to 10% of the Shares to be issued to the Purchasers in the private placement transactions. The Granite warrant will have an exercise price of $0.15 per share, will expire after seven years and will entitle the holder to purchase 500,000 shares. The issuance of this warrant was agreed to as a Finder's Fee. Other than the Granite Warrant, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to this private placement transaction.

Through the Regulation S transaction, the Company sold a total of 1,150,000 units. Each unit consists of one common share and one share purchase warrant. Each unit sold for $0.10 each and each warrant can be exercised to purchase one common share at an exercise price of $0.15 and has an expiry date of February 22, 2012.

The total offering price for the securities sold in the Regulation S transaction was $115,000. The aggregate offering price, which includes the offering price of all securities offered, including warrants, was $287,500.

There are no material relationships between the Company and the purchasers in the Regulation D, Regulation S and Granite transactions other than in respect of these transactions.

The Company issued a press release on February 22, 2005, announcing that it had concluded this private placement transaction. The press release is included as an exhibit to this form.

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ITEM 8.01  OTHER INFORMATION

On February 24, 2005, the Company announced that it has been approved for listing in Standard & Poor's Corporation Records of publicly traded companies. Standard & Poor's Corporation Records contain information on more than 12,000 publicly held U.S., Canadian, and International Companies. The press release, issued by the Company, announcing this event is attached as an exhibit to this form.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
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99.1     Press Release dated February 23, 2005, Armor Electric, Inc.
99.2     Press Release dated February 24, 2005, Armor Electric, Inc.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ARMOR ELECTRIC INC.


Date:  March 8, 2005                                  /s/ Merrill Moses
                                                      ------------------------
                                                      Merrill Moses, President